Exhibit 99.1

FEDERAL HOME LOAN BANK OF BOSTON

2012 EXECUTIVE INCENTIVE PLAN

Purpose:

The Federal Home Loan Bank of Boston (Bank) has established a 2012 Executive Incentive Plan (EIP) which is designed to reward and retain corporate officers during a period of improving financial strength. The Bank has resumed dividend payments to members and will begin to repurchase excess capital stock in 2012. The AHP subsidy available for 2012 will be over $13 million, even after the repayment of one-third of the funds borrowed for the 2011 program.

Payout opportunities for 2012 EIP participants reflect the Bank's current and improving financial situation, but remain lower than the competitive market. It is intended that in subsequent EIP performance periods opportunities will continue to increase to competitive levels as the Bank's financial performance improves, e.g. from 80 percent of recommended payouts to 100 percent over the period when the Bank resumes and completes the intended repurchase of excess stock.

Guiding Principles:

The 2012 EIP is intended to:

•
Recognize that the Bank's current overall focus is earnings generation and balance sheet strength that supports continued payment of dividends, resumption of the purchase of excess capital stock, and consistent funding of the AHP program as well as achievement of the retained earnings target.

•	Reinforce and reward the Bank's commitment to conservative, prudent, sound risk management practices and preservation of the par value of the Bank's capital stock.

•
Reflect a reasonable assessment of the Bank's financial situation and prospects while rewarding achievement of the Bank's financial plan and strategic objectives as spelled out in the Bank's 2012 Business Plan.

•	Tie a significant percentage of incentive awards to the long-term financial condition and performance of the Bank.

•
Recognize the importance of individual performance through metrics linked to the Bank's strategic goals and/or objectives of the participant's principal functions and independent of the areas that they monitor.

Incentive Goals:

The incentive goals for all participants, with the exception of those participants in Enterprise Risk Management, are summarized in the following table with more detail in Appendix A below. Levels of achievement for the Retained Earnings and Pre-assessment, Pre-OTTI Core Net Income goals have been rounded. Year-end results will be rounded for award calculations.

Goal	Weight			Threshold	Target	Excess
	Pres.	Tier I	Tiers II & III
Increase in Retained Earnings Over 12/31/11 Balance	25%	25%	25%	$52.9 MM	$58.8 MM	$70.6 MM
New Business and Mission Goal	20%	20%	20%	$1 Billion in new long term advances disbursed	$3 Billion in new long term advances disbursed	$5 Billion in new long term advances disbursed
Pre-assessment, Pre OTTI Core Net Income, subject to risk limits	20%	20%	20%	$151.7 MM, as adjusted for interest rates*	$168.6 MM, as adjusted for interest rates*	$202.3 MM, as adjusted for interest rates*
Bank-wide Operational Goals (Documentation of Policies, Records Retention, and Disaster Recovery/Business Continuity)	20%	20%	20%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Individual, Bank-wide or Department-Specific Initiatives	15%	15%	15%	As documented by manager	As documented by manager	As documented by manager
*Each of the performance levels will be adjusted up or down by $300 thousand for every basis point by which the average daily federal funds rate deviates from the 0.1% assumed in the 2012 Business Plan.

Incentive goals for Enterprise Risk Management participants in Tiers I, II and III are summarized in the following table with more detail in Appendix A below: Levels of achievement for the Retained Earnings goal have been rounded. Year-end results will be rounded for award calculations.

Goal	Weight		Threshold	Target	Excess
	Tier I	Tiers II & III
Increase in Retained Earnings Over 12/31/11 Balance	25%	25%	$ 52.9 MM	$ 58.8 MM	$70.6 MM
Bank-wide ERM Initiatives	30%	20%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Bank-wide Operational Goals (Documentation of Policies, Records Retention, and Disaster Recovery/Business Continuity)	20%	20%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Remediation of 2011Report of Examination Findings**	15%	10%	75% clearance	100% clearance	N/A
Individual, Bank-wide or Department Specific Initiatives	10%	25%	As documented by manager	As documented by manager	As documented by manager
**Remediation of 2011 ROE Findings goal excludes the finding related to the structure of the Bank's policies as this finding is addressed in the Bank-wide Operational Goal. The finding related to compliance is also excluded as it is addressed in the Bank-wide ERM Initiatives Goal.

Incentive Opportunity

Eligible participants will be assigned an incentive award opportunity that combines short and long-term incentives and is expressed as a percentage of the incumbent's 2012 base salary at year-end, as illustrated in the chart below.

	Combined Short and Long-Term Incentive Opportunity as a Percent of Base Salary
	Threshold	Target	Excess
President	24.00%	48.00%	72.00%
Tier I	17.60%	35.20%	52.80%
Tier II	14.00%	28.00%	42.00%
Tier III	10.00%	20.00%	30.00%

Goal achievement and individual awards for the goals on pages two and three will be calculated at the conclusion of 2012 based on results as of December 31, 2012. Participants will be eligible to receive sixty (60) percent of such award in a cash payment, subject to the final approval of the board and the review of the Federal Housing Finance Agency (FHFA), if required, on the first pay day in March 2013. Except as otherwise described under EIP Administration, the participant must be employed by the Bank on the date of payment of the award to receive the award. The chart below illustrates the Threshold, Target and Excess payout potentials for this short-term award, by tier.

2012 Short-Term Incentive Opportunity
Tier	Threshold	Target	Excess
President	14.40%	28.80%	43.20%
Tier I	10.56%	21.12%	31.68%
Tier II	8.40%	16.80%	25.20%
Tier III*	10.00%	20.00%	30.00%
*100% of payout opportunity to be paid following year-end 2012; no long-term opportunity

Participants will be eligible to receive the long-term award opportunity as cash on the first pay day in March 2015, as follows:

Long-Term Goal:    Retained Earnings as of December 31, 20141:

Threshold:	$495.3 million
Target:	$550.4 million
Excess:	$660.5 million

Long-Term Incentive Opportunity Payable after Year-End 2014:

Threshold:	An award equal to fifty 50 percent of the remaining 40 percent of the combined award opportunity
Target:	An award equal to 100 percent of the remaining 40 percent of the combined award opportunity
Excess:	An award equal to 150 percent of the remaining 40 percent of the combined award opportunity

In addition, the following conditions must be satisfied for participants to receive the long-term award opportunity:

•	The participant is in employment with the Bank on the payment date, as described below in EIP Administration, and

•
Subject to the discretion of the board, the long-term award calculated above may be reduced, (but not to a number that is less than zero) for all participants or for an individual participant, as applicable, if, during calendar years 2013 and/or 2014, any of the following occur such that if it had occurred prior to the year-end 2012 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

i.
operational errors or omissions resulting in material revisions to (A) the 2012 financial results, (B) information submitted to FHFA supporting the goal results or payout calculation, or (C) other data used to determine the combined award at year-end 2012;

ii.
submission of significant information to the SEC, Office of Finance and/or FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by acts of God or other events beyond the reasonable control of the participants, or

iii.	failure by the bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.
_______________________

1 The December 31, 2014 Retained Earnings goal is as projected in the Bank's 2012 Strategic Business Plan.

•	All long-term award payouts shall be subject to the final approval of the board and review of the FHFA, if required.

Eligible Participants

The following individuals are participants in the EIP for 2012:

President	Tier I	Tier II	Tier III
Edward A. Hjerpe III	Janelle K. Authur	Brian G. Donahue	Paul T. Pouliot
	Timothy J. Barrett	John F. Henderson Jr.*	Allison Santoro
	George H. Collins*	Paul Peduto	Edward A. Schultze*
	M. Susan Elliott	Kevin Whittaker*	Newton Thompson
	Frank Nitkiewicz	Kenneth A. Willis
Carol H. Pratt
*Denotes participant in Enterprise Risk Management Department

EIP Administration

The EIP is administered by the Personnel Committee of the Board of Directors (Committee), which shall have full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. Extraordinary circumstances may include changes in business strategy, termination or commencement of business lines, impact of severe economic fluctuations, significant growth or consolidation of the membership base, or significant regulatory or other changes impacting the Bank or Bank System.

The Committee reserves the right at any time to amend, suspend or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant.

The Bank's President and Chief Executive Officer will determine participation in the EIP with the concurrence of the Committee.

EIP awards shall not be considered earned or payable, in whole or in part, to any participant for any reason until they are finally determined by the Bank's President and Chief Executive Officer with the concurrence of the Committee following the end of the plan years.

Any individual hired into an eligible position during 2012 that is granted an award shall have any such incentive award prorated based on actual base salary paid during the plan year providing he/she has served a minimum of six months in that role in 2012 and otherwise satisfies the EIP's requirements.

If an individual becomes a participant of the EIP during the plan year, e.g. due to a job change or promotion, then any EIP award will be prorated based on months in the EIP, provided he/she serves a minimum of six months in the EIP and otherwise satisfies the plan's requirements.

Except as described below, any EIP participant who terminates employment for any reason, whether voluntarily or involuntarily, before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank's President and Chief Executive Officer, with the concurrence of the Committee, at their sole discretion and subject to review of the FHFA, if required2.

•
EIP participants who terminate employment with the Bank by reason of death or disability or who are eligible to retire[3] from employment with the Bank prior to the March 2013 short-term award payment date may receive a pro rata payment of the sixty (60) percent short-term incentive opportunity as determined and recommended by the Bank's President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion and subject to the review of the FHFA, if required, based on the months of completed service as an EIP participant during 2012. To be eligible, the participant must complete at least six months of service in 2012 and otherwise satisfy the EIP's requirements. Participants who die, become disabled, or retire during 2012 will not be eligible for any long-term incentive award.

•
EIP participants who terminate employment with the Bank by reason of death or disability prior to the long-term award payment date in March 2015, or who terminate prior to the long-term award payment date and are eligible to retire from employment with the Bank, may become eligible to receive a pro rata payment of the forty (40) percent long-term incentive opportunity based on the number of months of completed service as an EIP participant during the two year period following the plan year, subject to the granting of awards based on 2014 year-end results described above, the recommendation of the Bank's President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion, and subject to review of the FHFA, if required.

Awards to retiring or disabled participants or beneficiaries will be paid at the same time as awards to all active participants. Beneficiaries of such payments will be the same as identified in the Bank's group insurance plan.

The Bank may make such provisions, as it deems appropriate, for withholding payroll taxes in connection with payment of EIP awards.

_______________________

2 Where the EIP refers to the participant's termination of employment for purposes of receiving any payment, whether such a termination has occurred will be determined in accordance with Section 409A of the Internal Revenue Code and applicable regulations thereunder.

3 Eligibility to retire is defined as employees who are i) eligible for normal retirement as defined in the Pentegra Defined Benefit Plan for Financial Institutions or ii) meet the Rule of 70 as defined in the Pentegra Defined Benefit Plan for Financial Institutions, including credited service in the FHLB system, but excluding any other credited service at another Pentegra participating employer.

Appendix A - Goal Definitions

Increase in Retained Earnings
This goal will be measured by the increase in the Retained Earnings balance over the December 31, 2011 year-end balance

New Business Goal
Advances of greater than or equal to one year in term (and not pre-payable without fee), excluding AHP, CDA, NEF and restructured advances, qualify toward the achievement of this goal. The goal will be measured on the basis of total disbursements during any point during 2012.

Pre-assessment, Pre OTTI Core Net Income
The metric for this goal is defined below. The required performance level for Target is based on the 2012 Business Plan Base Case projection, which has been updated to incorporate actual performance through December 31, 2011 as well as revised market data inputs.

Threshold:	$151.7 million
Target:	$168.6 million
Excess:	$202.3 million

To account for the expected sensitivity of Pre-assessment, Pre-OTTI Core Net Income to changes in interest rates, the required performance levels for Threshold, Target and Excess will be adjusted upward or downward by $300 thousand for every basis point by which the average daily federal funds effective yield for 2012 is higher or lower than the 0.1% projected in the 2012 Business Plan Base Case scenario.

Achievement of the goal is subject to compliance with the Bank's VaR and Duration of Equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal of the EIP.

Pre-assessment Core Net Income =
Net Income - (Prepayment Fees - Historical Prepayment Fee Amortization)
+ (Debt Retirement Costs - Historical Debt Retirement Cost Amortization)
- Net Fair Value Adjustments + OTTI Credit Losses + AHP Expense

Net Income = 2012 net income reported in accordance with GAAP in the United States.

Historical Prepayment Fee Amortization = the current-period, straight-line amortization of all historical prepayment fees (whether recognized at time of prepayment or as a yield adjustment on a modified loan) over the original remaining lives of the prepaid assets.

Historical Debt Retirement Cost Amortization = the current-period, straight-line amortization of all historical debt retirement costs over the original remaining lives of the retired liabilities.

Net Fair Value Adjustments = the net unrealized gains and losses as recognized under GAAP attributable to hedges, whether economic hedges or SFAS 133-qualifying hedges, plus trading securities gains and losses.

OTTI Credit Losses = the absolute value of the full-year amount of the credit loss portion of overall losses attributable to other-than-temporary impairments of private-label mortgage-backed securities.

In the event that the Bank is required to adjust current period net income to correct prior period accounting errors, positive adjustments to net income resulting from the correction of prior period accounting errors are to be excluded from Pre-assessment Core Net Income, while negative adjustments are to be retained in Pre-assessment Core Net Income.

The exclusion of prepayment fee income and associated debt retirement and swap unwind expense from the Pre-assessment Core Net Income metric removes the potential for “windfall” compensation in the event of heavy prepayment fee income and removes a potential disincentive to prudently respond to prepayment events by excluding the otherwise punitive cost of debt retirement and swap unwind expense. The exclusion of net unrealized fair value adjustments is consistent with the way that management projects its financial performance and reflects the fact that these adjustments are merely timing adjustments to net income that have no net impact to the Bank's net income if gains or losses are never realized. OTTI Credit Losses are excluded from Pre-assessment Core Net Income because they cannot be controlled by management.

Bank-Wide Operational Initiatives

The three Bank-wide Operational Initiatives will be weighted equally.

•	Documentation of Bank Policies. This initiative will be achieved based on the following:

Threshold:
Complete inventory of Bank policies by January 31, 2012. Adopt a Document Standards Policy (“DSP”) which will provide the form and content for policies and procedures, by February 15, 2012 (which may be modified as the overall review of Bank policies is completed). Develop a short-term plan for bringing policies and procedures into compliance with the DSP by March 31, 2012.

Target:
Threshold, and assess inventoried policies (to the extent that they are determined to meet the DSP definition of “policy”), as well as procedures (as defined in the DSP) that relate to those policies, against the DSP and make modifications to bring such policies and procedures into conformance with the DSP within the timeframes set forth in the short-term plan (which, for policies, will be no later than the commencement of the 2012 examination).

Excess:	Target, and organize policies and procedures in a manner that makes compliance most efficient and effective, including:

•	Populate a central repository with Bank policies and procedures

•	Communicate and train employees on how to use the central repository

•	Cross-link policies and procedures, as appropriate, to facilitate their use

•	Records Retention

Threshold:
Update and approve existing Records Management Program documentation related to the records in the participant's department. This will include ensuring that the annual review of all Scheduled Records by each Record Owner and the annual review of records scheduled for destruction are conducted by the target dates established by the

Records Program Administrator. Annual compliance with these reviews will necessitate confirming that all Scheduled Records (whether electronic or paper) are identified in the Records Retention Schedule.

Target:
Threshold, and ensure staff awareness of the requirements of new FHFA records retention regulation and the resulting changes in the Bank's records management processes by requiring all department staff to participate in Bank training related to the Bank's revised Records Management Policy and Procedures. Identify all agents and independent contractors that generate Scheduled Records used in the departmental processes and ensure that the employees responsible for those relationships are not only designated as Record Owners, but also have Scheduled the related records pursuant to the Bank's Records Management Policy and Procedures.

Excess:
Target, and for those departments participating in the electronic records management project for 2012, ensure that identified staff resources are dedicated to work with the Bank's subject matter expert to define record types, work flow requirements, retention rules and retrieval needs, among other project requirements, and that the electronic records solution is deployed within the planned timeframe.

•	Disaster Recovery/Business Continuity

In conjunction with the Bank's initiative to reassess its Disaster Recovery/Business Continuity infrastructure and procedures:

Threshold:
Update and approve Business Continuity Plans for all departments/business areas including 1) Review and update all Business Impact Assessments 2) Review or define all Recovery Time Objectives for systems/ business processes based on business need and 3) Define Recovery Point objectives.

Target:	Threshold, and participate in defining business continuity and disaster recovery testing requirements and execute on defined tests including the potential BC/DR site migration.

Excess:
Target, and identify, review and update departmental/business area manual procedures required for business continuity. Ensure Continuity awareness through Bank-wide and department training or other activities.

Bank-wide ERM Initiatives:

•	Develop Compliance Function

Threshold:	Hire a compliance officer in ERM by June 30, 2012, or sooner.

Target:	Threshold, and develop plan and for developing the Compliance function within ERM and present the plan to Management Committee by June 30, 2012.

Excess:	Target, and adopt recommended model that clarifies the role and responsibilities of compliance between all the Bank constituents to ensure Bank-wide regulatory compliance by December 31, 2012.

•	Co-lead ongoing effort to implement the Collateral Study First Stage Implementation Plan and initiate the MPF study.

Threshold:	Present revised Products Policy to the board and post to the Bank's website by March 31, 2012 and complete Collateral Study Second Stage plan by June 30, 2012.

Target:
Threshold, and complete new Business Committee six month pilot and report to Management Committee regarding accomplishments and recommendation regarding continuation of Committee by June 30, 2012. Also develop MPF study First Stage recommendations and obtain Management Committee approval by September 30, 2012.

Excess:	Threshold and Target plus, work with at least 3 members on a pilot basis to introduce enhanced data gathering processes by December 31, 2012.

•	Address Risk Assessment Recommendations

Threshold: Complete seven of the eleven recommendations in the following matrix
Target: Complete nine of the eleven recommendations in the following matrix
Excess: Complete all eleven recommendations in the following matrix

Risk Type	Recommendation	New or In Process
Market	Provide the ALCO and the Risk Committee of the Board the impact of extreme changes in interest rates on VaR by April 30, 2102.	New
Market
Review with ALCO and Risk Committee existing and proposed limit structures by March 31, 2012 with implementation of those limits and management action triggers approved and inclusion in policy by June 30, 2012
New
Credit	Report stress testing of MPF losses to the Credit Committee quarterly and the Risk Committee of the Board twice in 2012	New
Credit
By the end of the first quarter analyze the appropriateness of limits and management action triggers for unsecured money market investments; make recommendations to Credit Committee and the Board during the second quarter of 2012.
New
Liquidity	By April 2012, fully incorporate Basel III liquidity metrics into regular liquidity reporting	New
Market, Credit, Liquidity	Provide regular stress testing results to the ALCO or Credit Committee quarterly, and to the Risk Committee of the board twice in 2012	New
Operational
Retraining - by March 31st, provide an email to business unit leadership summarizing findings from operational exceptions suggesting re-training might help reduce people performance related exceptions and encourage business units to consider periodic re-training as a preventive control.
New
Operations
Improve operational risk related KRIs and KPIs: By 12/31/12, define information, reports and report submission frequencies of operational risk related KRIs and KPIs to provide to the Operations Committee.
New
Market	Provide ongoing analysis of prepayment sensitivities and their impact on market risk metrics, quarterly beginning in the first quarter of 2012.	In Process
Model	Accept or find a suitable replacement to the adjustment factor in the Levels model in relation to MPF credit enhancements by June 30, 2012.	In Process
Market, Liquidity	Present and discuss the issue of investment capital in longer term investments during 2012 with FHFA.	In Process

Remediation of 2011 Report of Exam Findings
The 2011 Examination by the Federal Housing Finance Agency noted seven (7) areas of weakness requiring management's attention, excluding the two findings related to compliance and the structure of the Bank's policies. The goal established for the remediation of these weaknesses requires management to receive clearance, which is defined as non-reoccurrence of the weakness during the 2012 examination due to either addressing the weakness or by having in place an acceptable action plan to address the weakness. There is no Excess level of achievement for this goal.

Individual, Bank-Wide or Department-Specific Initiatives
The Individual, Bank-wide or Department-Specific Initiatives Goal provides for recognition of the individual participant's successful contributions toward achievement of Bank-wide strategic goals or completion of department-specific initiatives. For 2012, this goal will include two to four individual or shared participant goals.

Goals will be established at the beginning of the plan year. For the Bank's Named Executive Officers (NEO's), revisions to these goals or initiatives may be considered on a case-by-case basis during the year upon recommendation of the President and Chief Executive Officer and approval of the Personnel Committee. For all other plan participants, revisions to these goals or initiatives may be considered on a case-by-case basis during the year but must be approved, in writing, by the President and Chief Executive Officer.

Payments under the Individual, Bank-wide or Department-Specific Goal will be based on the individual's combined, overall performance on the individual goals or initiatives, as evaluated by the participant's manager. The goals or initiatives may be shared within a department or across multiple departments, but the manager's assessment will be based on the participant's individual contribution as well as the overall achievement of the initiative. Managers may select a payout percentage for individual, Bank-wide or department-specific objectives from a range of threshold to a maximum payout at excess to recognize the degree to which the EIP participant accomplished these results. If the individual goals supporting Bank-wide strategic goals or department-specific initiative(s) are not substantially achieved, the manager may award zero for this goal. Managers need to provide reasonable documentation as the basis for any award recommended under this goal.